UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 5, 2018 (February 28, 2018)

GASTAR EXPLORATION INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 LAMAR STREET, SUITE 650 HOUSTON, TEXAS		77010
(Address of principal executive offices)		(Zip Code)

(713) 739-1800
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed on January 23, 2018, Gastar Exploration Inc. (the “Company”) entered into a definitive agreement of sale and purchase (the “Sale Agreement”) pursuant to which the Company would divest its interest in the West Edmund Hunton Lime Unit (“WEHLU”) and adjacent undeveloped acreage to Revolution Resources, LLC (the “Purchaser”), for a cash purchase price of $107.5 million (the “Purchase Price”), subject to, among other customary adjustments, adjustments for a property sale effective date of October 1, 2017 (the “WEHLU Sale”). Pursuant to the Sale Agreement, on February 28, 2018, the Company completed the WEHLU Sale. After effective date and other adjustments of approximately $8.7 million primarily related to revenues and direct operating expenses, net cash proceeds from the WEHLU Sale were approximately $98.8 million, subject to certain additional adjustments for final closing. See Item 9.01(b)(1) of this Form 8-K for pro forma financial information regarding the WEHLU Sale.

The descriptions of the Sale Agreement and the WEHLU Sale set forth in this Item 2.01 is not complete and is qualified in its entirety by reference to the full text of the Sale Agreement, which is incorporated by reference as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure.

On February 28, 2018, the Company issued a press release announcing the completion of the WEHLU Sale. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(b)(1) Pro Forma Financial Information

Unaudited pro forma financial information, including an unaudited pro forma combined balance sheet as of September 30, 2017, an unaudited pro forma combined statement of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(d) Exhibits

The following is a list of exhibits filed or furnished as part of this Form 8-K:

Exhibit No.	Description of Document
2.1*

Agreement of Sale and Purchase, dated January 23, 2018, by and between Gastar Exploration Inc. and Revolution Resources, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 29, 2018).

99.1	Press release dated February 28, 2018.
99.2	Unaudited Pro Forma Financial Information.

___________________

*

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to Exhibit 2.1 have not been filed herewith.  The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2018	GASTAR EXPLORATION INC.

	By:	/s/ Michael A. Gerlich
Michael A. Gerlich
Chief Financial Officer